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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________


                                  FORM 8-A/A
                                AMENDMENT NO. 3


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  P-COM, INC.
              (Exact name of registrant as specified in charter)


     Delaware                                0-25356             77-0289371
(State of incorporation or organization)     (Commission       (IRS Employer
                                             File Number)    Identification No.)

               3175 S. Winchester Boulevard, Campbell, CA 95008
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (408) 866-3666

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
                               (Title of Class)

       Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Stock Purchase Rights
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          On July 13, 1999 P-Com, Inc. (the "Company") amended its Amended and Restated Rights Agreement, as previously amended through December 21, 1998 (the "Rights Agreement"), in order to create an exception from the definition of "Acquiring Person" for the State of Wisconsin Investment Board (the "Wisconsin Board"), a state agency, but only to the extent that the Wisconsin Board's beneficial ownership of the Common Stock of the Company does not at any time of measurement exceed 19.99% of the then total outstanding shares of Common Stock of the Company. The amendment to the Rights Agreement is attached hereto as
Exhibit 4.9 and is incorporated by reference herein.


Item 2.  Exhibits.
         --------

4.9       Amendment to Amended and Restated Rights Agreement.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   P-COM, INC.


DATE: August 21, 1999              By: /s/ Robert E. Collins
                                      -----------------------------------
                                           Name:  Robert E. Collins
                                           Title: Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit
Number              Document Description
------              --------------------

4.9       Amendment to Amended and Restated Rights Agreement.

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